BYLAWS
OF
CITY CENTRAL BANCORP, INC.

[A MICHIGAN CORPORATION]

CITY CENTRAL BANCORP, INC.

BYLAWS

ARTICLE I
OFFICES

Section 1.1. Registered Office. The registered office of the corporation shall be located in the City of Novi, State of Michigan.

Section 1.2. Other Offices. The corporation may also have offices at such other places, both within or without the State of Michigan, as the board of directors may from time to time determine or as the business of the corporation may require.

ARTICLE II
SHAREHOLDERS

Section 2.1. Place of Meetings. Meetings of the shareholders shall be held at the registered office of the corporation or at such other place as may be fixed from time to time by the board of directors, either within or without the State of Michigan.

Section 2.2. Annual Meeting. An annual meeting of the shareholders shall be held on such date in each fiscal year, and at such time and place, as may be designated by the board of directors. At the annual meeting, the shareholders shall elect a board of directors and transact such other business as may properly come before the meeting,

Section 2.3. Special Meetings. Special meetings of the shareholders may be called by the chairman, the president or the board of directors and shall be called at the request of the holders of not less than one-tenth of the issued and outstanding shares of common stock of the corporation. Special meetings of shareholders may be held on such date, and at such time and place as shall be designated by the person or persons calling the special meeting. Business transacted at any special meeting shall be confined to the purposes stated in the notice thereof.

Section 2.4. Notice of Shareholders’ Meeting. Written or printed notice of a meeting of shareholders stating the place, date and time of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the day of the meeting, by or at the direction of the president, the secretary, or a designee of the president or secretary, to each shareholder of record entitled to vote at such meeting. See also ARTICLE VI.

Section 2.5. Adjournments. Any meeting of shareholders may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjournment meeting if the time, date and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 2.6. Nominations for Directors. Subject to the rights granted to a particular class or series, nominations for the election of directors may be made (i) by or at the direction of the board of directors or (ii) by any shareholder entitled to vote for the election of directors who complies with the procedures set forth in this section. All nominations by shareholders shall be made pursuant to timely notice in proper written form to the secretary of the corporation. To be timely, a shareholder’s notice shall be delivered to, or mailed and received at, the principal executive offices of the corporation not less than 60 days nor more than 270 days prior to the meeting; provided, however, that in the event less than 30 days’ notice or prior disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such disclosure was made. To be in proper written form, the shareholder’s notice to the secretary shall set forth in writing (a) the name and address of the shareholder who intends to make the nomination and of the person or persons intended to be nominated; (b) the class and number of shares of stock of the corporation which are beneficially owned by such shareholder intending to make the nomination; (c) a representation that the shareholder is a holder of record of shares of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (d) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (e) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated by the board of directors; and (f) the consent of each nominee to serve as director of the corporation if so elected. No person shall be eligible for election as a director unless nominated in accordance with the procedures set forth in these bylaws. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

Section 2.7. Shareholder Proposals. At any annual meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the board of directors or (ii) by any shareholder entitled to vote at the meeting who complies with the procedures set forth in this section. For business properly to be brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in proper written form to the secretary of the corporation. To be timely, a shareholder’s notice shall be delivered to, or mailed and received at, the principal executive offices of the corporation not less than 60 days nor more than 270 days prior to the meeting; provided, however, that in the event less than 30 days’ notice or prior disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such disclosure was made. To be in proper written form, the shareholder’s notice to the secretary shall set forth in writing as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) his or her name and address, as they appear on the corporation’s books, (c) the class and number of shares of stock of the corporation which are beneficially owned by the shareholder and (d) any material interest of the shareholder in such business. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this section. The chairman of the meeting shall refuse to acknowledge the consider any business that is not properly brought before the meeting in accordance with the provisions of this section.

Section 2.8.  Quorum. The holders of a majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of shareholders, except as otherwise provided by statute, the articles of incorporation or these bylaws. If a quorum shall not be present or represented at any meeting of the shareholders, the chairman of the meeting or the holders of a majority of the shares entitled to vote who are present in person or represented by proxy shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. Once a quorum is attained, the shareholders present or represented at a duly organized meeting may continue to transact business notwithstanding the withdrawal of enough shareholders to leave less than a quorum. A shareholder that is physically present at a meeting of shareholders shall be deemed to be present for purposes of determining whether a quorum exists, except where such person is physically present at the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 2.9. Order of Business. At each meeting of the shareholders and except as otherwise set forth by resolution of the board of directors, one of the following persons, in the order in which they are listed (and in the absence of the first, the next, and so on), shall serve as chairman of the meeting: president, chairman of the board, a vice-president(s) (in the order determined by the board if more than one) and secretary. The order of business at each such meeting shall be as determined by the chairman of the meeting, who shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof, and the opening and closing of the voting polls. The secretary or an assistant secretary, or if such officers shall not be present, the appointee of the chairman of the meeting, shall act as secretary of the meeting.

Section 2.10. Proxies and Voting. On each matter submitted to a vote of the shareholders, each shareholder shall have one vote for every share of stock entitled to vote and registered in his or her name on the record date for the meeting, except to the extent that the voting rights of the shares of any class are limited or denied by the articles of incorporation or the laws of the State of Michigan.

Except as otherwise required by law, all voting may be by a voice vote or by show of hands; provided, however, that upon demand in writing to the corporation at least five business days prior to a meeting of shareholders, any shareholder entitled to vote or his or her proxy may require that a vote by ballot be taken. In such event, written ballots shall be used and shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

Except as otherwise required by the articles of incorporation or by law, a majority of votes actually cast shall decide any matter properly before the shareholders at a meeting at which a quorum is present, except that directors shall be elected by plurality of the votes actually cast.

At any meeting of the shareholders at which a quorum is present, every shareholder entitled to vote may vote in person or by proxy authorized by an instrument in writing filed with the secretary of the corporation prior to or at the meeting. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable, and unless otherwise made irrevocable by law.

Section 2.11. Inspectors. The board of directors may, in advance of any shareholders’ meeting, appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not appointed by the board or shall fail to qualify, the chairman of the meeting may, and at the request of any shareholder entitled to vote thereat, shall, make such appointment. Each inspector, before discharging any of the duties of inspector, shall take an oath faithfully to execute such duties at such meeting with strict impartiality and according to the best of the inspector’s ability. The inspector(s) shall determine the validity and effect of proxies, receive votes or consents, count and tabulate votes or consents, determine the result, and do such other acts as are proper to conduct the election or vote. If there are three or more inspectors, the act of a majority shall govern.

Section 2.12. Voting List. The secretary of the corporation or the agent of the corporation having charge of the stock transfer records for shares of the corporation shall make and certify a complete list of the shareholders entitled to vote at a shareholders’ meeting or any adjournment thereof. The list shall be: arranged alphabetically within each class and series, with the address of, and the number of shares held by, each shareholder; produced at the time and place of the meeting; subject to inspection by any shareholder during the whole time of the meeting; and prima facie evidence as to who are the shareholders entitled to examine the list or vote at the meeting.

Section 2.13. Consent of Shareholders in Lieu of Meeting. Any action required by the laws of the State of Michigan to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of all of the shares entitled to vote on the action.

ARTICLE III
DIRECTORS

Section 3.1. General Powers. The business and affairs of the corporation shall be managed by or under the direction of the board of directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or the articles of incorporation or these bylaws directed or required to be exercised and done by the shareholders.

Section 3.2. Number of Directors. The number of directors of the corporation shall be such number not less than one (1) as the board of directors shall designate by resolution from time to time, except that in the absence of any such designation, such number shall be twenty (20). The board of directors shall be divided into three classes as nearly equal in number as possible. The directors of the first class (Class I) will serve until the 2007 annual meeting of the shareholders, and thereafter the directors of the first class will serve for a term of three years and until their successors are elected and qualified. The directors of the second class (Class II) will serve until the 2008 annual meeting of the shareholders, and thereafter the directors of the second class will serve for a term of three years and until their successors are elected and qualified. The directors of the third class (Class III) will serve until the 2009 annual meeting of the shareholders, and thereafter the directors of the third class will serve for a term of three years and until their successors are elected and qualified. Whenever the authorized number of directors is increased between annual meetings of the shareholders, a majority of the directors then in office shall have the power to designate the class of such new director(s) and elect such new directors for the balance of a term and until their successors are chosen and qualified. Any decrease in the authorized number of directors shall not become effective until the expiration of the term of the directors then in office unless, at the time of such decrease, there shall be vacancies on the board which are being eliminated by the decrease. Directors need not be shareholders of the corporation nor residents of the State of Michigan.

Section 3.3. Term of Office of Directors. Except with respect to a vacancy on the board of directors, directors shall be elected at annual meetings of shareholders and each director, including a director elected to fill a vacancy, shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal.

Section 3.4. Annual Meeting. The annual meeting of the board of directors shall be held at the location of and immediately following the annual meeting of shareholders, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present; or the board may meet at such place and time as shall be fixed by the consent in writing of all of the directors.

Section 3.5. Regular Meetings. Regular meetings of the board of directors may be held without notice at such place, within or without the State of Michigan, on such date and at such time as shall from time to time be determined by the board of directors.

Section 3.6. Special Meetings. Special meetings of the board of directors may be called by the chairman, the president or a majority of directors then in office. Notice of a special meeting shall be given in accordance with these bylaws by the person or persons calling the special meeting.

Section 3.7. Quorum. At all meetings of the board of directors, a majority of the directors at the time in office shall be necessary and sufficient to constitute a quorum for the transaction of business; and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute, the articles of incorporation or these bylaws. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. If a quorum is present when the meeting is convened, the directors present may continue to conduct business, taking action by vote of a majority of a quorum as fixed above, until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum as fixed above. A director that is physically present at a meeting of directors shall be deemed to be present for purposes of determining whether a quorum exists, except where such person is physically present at the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 3.8. Participation in Meetings by Conference Telephone. Members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting, except where a director participates for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 3.9. Notice of Meetings. Notice of regular meetings of the board of directors or of any adjourned meeting thereof need not be given. Notice of the place, date and time of each special meeting of the board shall be given to each director by telephone, hand delivery, facsimile, email (provided that the recipient has an email address and has authorized notice by email), U.S. mail or nationally recognized overnight courier service, not less than two days before the meeting. The notice of a special meeting of the board shall describe the purpose of the special meeting.

Section 3.10. Rules and Regulations. The board of directors may adopt such rules and regulations not inconsistent with the articles of incorporation or bylaws of the corporation or any other provision of law for the conduct of its meetings and management of the affairs of the corporation as the board may deem proper.

Section 3.11. Consent of Directors in Lieu of Meeting. Any action which may be taken at a meeting of the board of directors or any committee thereof, may be taken by a consent in writing signed by all of the directors or by all members of the committee, as the case may be, and filed with the records of proceedings of the board or committee.

Section 3.12. Compensation of Directors. The board of directors shall have authority to determine, from time to time, the amount of compensation, if any, which shall be paid to its members for their services as directors and as members of committees. The board shall also have power in its discretion to provide for and to pay to directors rendering services to the corporation not ordinarily rendered by directors as such, special compensation appropriate to the value of such services as determined by the board from time to time. In addition, the directors may be paid their expenses. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Section 3.13. Committees of the Board of Directors. The board of directors may from time to time designate one or more committees of the board, each committee to consist of two or more directors of the corporation. One or more directors may be named as an alternate member to replace any absent or disqualified members. To the extent provided by resolution of the board, each committee shall have and may exercise the lawfully delegable powers of the board of directors in the management of the business and affairs of the corporation, and may have the power to authorize the seal of the corporation to be affixed to documents.

The number of members on each committee may be increased or decreased from time to time by action of the board of directors. Any member of any committee may be removed from such committee at any time by resolution of the board of directors. Any vacancy occurring on a committee shall be filled by the board of directors, but the president may designate another director to serve on the committee pending action of the board. The designation of any such committee and the delegation thereto of authority shall not operate to relieve the board of directors, or any member thereof, of any responsibility imposed upon it or such directors by law.

Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; a majority of the members shall constitute a quorum; and, at any committee meeting at which a quorum is present, all matters shall be determined by a majority vote of the members present. Committees of the board of directors shall keep written minutes of its proceedings, a copy of which is to be filed with the secretary of the corporation, and shall report on such proceedings to the board.

Section 3.14. Removal of Directors. Any director may be removed at any time, with or without cause, at any special or annual meeting of the shareholders, by the affirmative vote of a majority of the total voting power of the corporation.

Section 3.15. Resignations. A director of the corporation may resign at any time by giving written notice to the corporation. Such resignation shall take effect on the date of such notice or at any later date specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. A vacancy shall be deemed to exist at the time that a resignation is tendered, and a successor may be elected to take office effective when the resignation, by its terms, becomes effective.

Section 3.16. Vacancies. Any vacancy occurring on the board of directors, including a vacancy created by an increase in the number of directors, may be filled by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the board of directors; provided however that the shareholders shall have the right, at any special meeting called for the purpose prior to such action by the board, to fill the vacancy.

Section 3.17. Honorary and Advisory Directors. The board of directors of the corporation may appoint any individual as an honorary director, advisory director or director emeritus. Any individual appointed as an honorary director, advisory director or director emeritus may be compensated as provided in Section 3.12, but such individual may not vote at any meeting of the board of directors or be counted in determining a quorum as provided in Section 3.7 and shall not have any responsibility or be subject to any liability imposed upon a director, or otherwise be deemed a director.

ARTICLE IV
OFFICERS

Section 4.1. Generally. The officers of the corporation shall consist of a president, secretary and treasurer and such other officers as may from time to time be appointed by the board of directors. Officers shall be elected by the board of directors, and each officer shall hold office until his successor is elected and qualified or until his earlier resignation or removal. Any number of offices may be held by the same person. The board of directors may also choose a chairman of the board and one or more vice chairmen of the board. Any vacancy occurring in any office may be filled by the board of directors or otherwise as provided by the board of directors. The election or appointment of an officer shall not of itself create contractual rights.

Section 4.2. Execution of Instruments. The chief executive officer and the president (and such other officers as are authorized thereunto by resolution of the board of directors) may execute, in the name of the corporation, bonds, notes, debentures and other evidences of indebtedness, stock certificates, deeds, mortgages, deeds of trust, indentures, contracts, leases, agreements and other instruments, requiring a seal under the seal of the corporation, and may execute such documents where not requiring a seal, except where such documents are required by law to be otherwise signed and executed, and except where the signing and execution thereof shall be exclusively delegated to some other officer or agent of the corporation.

Section 4.3. Duties of Officers. The duties and powers of the officers of the corporation shall be as provided in these bylaws, or as provided for pursuant to these bylaws, or (except to the extent inconsistent with these bylaws or with any provision made pursuant hereto) shall be those customarily exercised by corporate officers holding such offices.

Section 4.4. Chairman of the Board. The chairman of the board shall, if there be such an officer, preside at meetings of the board of directors. The chairman of the board shall counsel with and advise the other officers of the corporation and shall exercise such powers and perform such other duties as the board may from time to time determine. The vice chairman or vice chairmen, if any, in the order determined by the board of directors, shall, in the absence or disability of the chairman, perform the duties and exercise the powers of the chairman and shall perform such other duties and have such other powers as the board of directors shall prescribe.

Section 4.5. Chief Executive Officer. The chief executive officer shall, if there be such an officer, have general powers of oversight, supervision and management of the business and affairs of the corporation. Unless otherwise provided by the board of directors, the president shall be the chief executive officer of the corporation. In the absence of the president, the chief executive officer shall exercise the powers and perform the duties of the president.

Section 4.6. President. Subject to the provisions of these bylaws and the direction of the board of directors, the president shall direct the current administration of the business and affairs of the corporation, and see that all orders and resolutions of the board of directors are carried into effect. In the absence of the chairman of the board or in the event the board of directors shall not have designated a chairman of the board, the president shall preside at meetings of the board of directors.

Section 4.7. Vice President. The vice president(s), if any, in the order determined by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president and shall perform such other duties and have such other powers as the board of directors, the chairman or the president shall prescribe.

Section 4.8. Secretary. The secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the shareholders and the board of directors and committees thereof. The secretary shall have charge of the corporate books and shall perform such other duties as the board of directors may from time to time prescribe. The secretary shall keep in safe custody the seal of the corporation and, when authorized by the board of directors or the president, affix the same to any instrument requiring it and, when so affixed, it shall be attested by signature of the secretary, an assistant secretary or the treasurer, if any. The assistant secretary(ies), if any, in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors, chairman of the board or president may from time to time prescribe. Unless the board of directors shall designate otherwise by resolution, the chief executive officer shall act as and perform all duties of the secretary.

Section 4.9. Treasurer. The treasurer shall have the responsibility for maintaining the financial records of the corporation and shall have custody of all monies and securities of the corporation. He shall make such disbursements of the funds of the corporation as are authorized and shall render from time to time an account of all such transactions and of the financial condition of the corporation. The treasurer shall also perform such other duties as the board of directors, the chairman or the president may from time to time prescribe. If required by the board of directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation. The assistant treasurer(s), if any, in the order determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

Section 4.10. Delegation of Authority. The board of directors may from time to time delegate the powers or duties of any officer to any other officers and agents, notwithstanding any provision hereof.

Section 4.11. Compensation of Officers and Agents. The salaries of all officers and agents of the corporation shall be fixed by the board of directors, except as otherwise directed by the board of directors.

Section 4.12. Resignation. Subject at all times to the right of removal as provided in Section 4.13, any officer may resign at any time by giving notice to the corporation. Any such resignation shall take effect at the date of such notice or at any later date specified therein. The acceptance of such resignation shall not be necessary to make it effective.

Section 4.13. Removal. Any officer or agent of the corporation may be removed at any time, with or without cause, by the board of directors or the president, without prejudice to the contractual rights of such officer or agent, and the election of another person to an office shall automatically remove the incumbent from such office.

Section 4.14. Action with Respect to Securities of Other Corporations. Unless otherwise directed by the board of directors, the president or any officer of the corporation authorized by the president shall have the power to vote and otherwise act of behalf of the corporation, in person or by proxy, at any meeting of shareholders of or with respect to any action of the shareholders of any other corporation in which this corporation may hold securities and otherwise to exercise any and all rights and powers which this corporation may possess by reason of its ownership of securities in such other corporation.

ARTICLE V
CERTIFICATES OF STOCK

Section 5.1. Certificates of Stock. Every holder of stock in the corporation shall be entitled to a certificate or certificates representing such shares, which certificates shall be in such form as shall be determined from time to time by the board of directors. Such certificates shall be executed on behalf of the corporation by the president or a vice president, and the secretary or an assistant secretary, of the corporation and, if the corporation has a seal, shall be sealed with the seal of the corporation or a facsimile thereof. The signature of any officer may be facsimile. Certificates bearing the signatures of individuals who were, at the time when such signature shall have been affixed, authorized to sign on behalf of the corporation, shall be validly executed notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the delivery of such certificates or did not hold such offices at the date of delivery of such certificates.

No certificate shall be issued until the consideration therefor has been fully paid. Each certificate representing shares of the corporation shall state upon the face thereof the name of the corporation, that the corporation is organized under the laws of the State of Michigan, the name of the registered holder of the shares represented thereby, the number and class and the designation of the series, if any, which such certificate represents, and the par value of each share represented by such certificate or a statement that the shares are without par value.

Section 5.2. Designation of Classes of Stock. If the corporation is authorized to issue shares of more than one class, each certificate representing shares issued by the corporation shall conspicuously set forth on the certificate, or shall state that the corporation will furnish to any shareholder upon request and without charge, a summary of the designations, preferences, limitations, and relative rights of the shares of each class and of each series of each preferred or special class, so far as the same have been fixed, and the authority of the board to establish other series and to fix the relative rights, preferences and limitations of the shares of any class or series by amendment of the articles.

Section 5.3. Lost, Stolen or Destroyed Certificates. The board of directors or president may direct that a new certificate for shares shall be issued in place of any certificate theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to have been lost, stolen or destroyed. When authorizing such issuance of a new certificate, the board of directors or president may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 5.4. Registrar and Transfer Agent. The corporation shall keep, or cause to be kept, at its registered office or at such other location designated by the board of directors, a register or registers in which, subject to such reasonable regulations as the board of directors may prescribe, the registrar and transfer agent shall register the stock of the corporation and the transfers thereof. Except as otherwise provided by resolution of the board of directors, the registrar and transfer agent shall be the secretary.

Section 5.5. Registration of Transfer and Exchange. Shares of the corporation shall be transferable on the records of the corporation in accordance with the provisions of Article 8 of the Michigan Uniform Commercial Code - Investment Securities (Mich. Stat. Ann. §440.8101 et seq.), as amended from time to time, except as otherwise provided in these bylaws or the laws of the State of Michigan. No service charge shall be made for any exchange or registration of transfer of certificates, but the corporation may, with respect to transactions not involving a transfer, require payment of a sum sufficient to cover any tax or other governmental charge in relation thereto. Upon the order of the board of directors, certificates presented or surrendered for registration of transfer or exchange shall be canceled and subsequently disposed of in accordance with standard procedures.

Section 5.6. Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or to receive payment of any dividend or other distribution, or to receive of exercise subscription or other rights, or to participate in a reclassification of stock, or in order to make a determination of shareholders for any other proper purposes, the board of directors may fix in advance a record date for determination of shareholders for such purpose, which record date shall be not more than sixty days and, if fixed for the purpose of determining shareholders entitled to notice and to vote at a meeting, not less than ten days, prior to the date on which the action requiring the determination of shareholders is to be taken.

Except as the board of directors may otherwise provide, if no record date is fixed for the purpose of determining shareholders (i) entitled to notice of and to vote at a meeting, the close of business on the day before the notice of the meeting is mailed, or if notice is waived, the close of business on the day before the meeting, shall be the record date for such purpose, or (ii) for any other purpose, the close of business on the day which the board of directors adopts the resolution relating thereto shall be the record date for such purposes.

Section 5.7. Registered Shareholders. The corporation shall be entitled to recognize and treat a person registered on its records as the owner of shares, as the exclusive owner in fact thereof for all purposes, and as the person entitled to have and to exercise all rights and privileges incident to the ownership of such shares, including the right to vote and to receive dividends or payments of interest and principal thereon. The corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Michigan; and the rights under this section shall not be affected by any actual or constructive notice which the corporation, or any or its directors, officers or agents, may have to the contrary.

ARTICLE VI
NOTICES

Section 6.1. Notices. Except as otherwise specifically provided herein or required by law, whenever any notice is required to be given to any shareholder, director or committee member under the provisions of any statute, the articles of incorporation or these bylaws, such notice shall be delivered personally or shall be given in writing by mail addressed to such shareholder, director or committee member at such address as it appears on the books of the corporation, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail with postage thereon prepaid. Notice to directors and committee members may also be given in the manner provided in Section 3.9. If given by telegram, notice shall be deemed to be given at the time it is delivered to the telegraph office, by telecopy, at the time it is transmitted or in any other manner, when actually received.

Section 6.2. Waivers. Whenever notice is required to be given pursuant to statute or the articles of incorporation or bylaws of this corporation, a written waiver of such notice, signed by the shareholder, director, officer, employee or agent entitled to receive such notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such shareholder, director, officer, employee or agent. Neither the business nor the purpose of the meeting need be specified in such a waiver.

ARTICLE VII
MISCELLANEOUS

Section 7.1. Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these bylaws, facsimile signatures of any officer or officers of the corporation may be used whenever and as authorized by the board of directors or a committee thereof.

Section 7.2. Dividends. The board of directors may declare and the corporation may make distributions on its outstanding shares in cash, property or shares of the corporation in accordance with law and subject to the articles of incorporation.

Section 7.3. Corporate Seal. The board of directors may provide a suitable seal, containing the name of the corporation, which seal shall be in the charge of the secretary. If and when so directed by the board of directors or a committee thereof, duplicates of the seal may be kept and used by the treasurer, an assistant secretary or an assistant treasurer.

Section 7.4. Reliance Upon Books, Reports and Records. Each director, each member of any committee designated by the board of directors, be fully protected in relying in good faith upon the books of account or other records of the corporation, including reports made to the corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

Section 7.5. Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

Section 7.6. Time Periods. In computing any period of time under these bylaws, calendar days shall be used, the day that marks the commencement of the period shall not be counted, and the period shall end upon the expiration of the last day of the period; provided, however, that if the day on which the period is to expire is a legal holiday under the laws of the State of Michigan, then the period shall end upon the expiration of the next day that is not a legal holiday.

Section 7.7. Fiscal Year. The fiscal year of the corporation shall be, in the absence of a contrary resolution of the board of directors, the calendar year.

ARTICLE VIII
AMENDMENT OF BYLAWS

These bylaws may be altered, amended or repealed or new bylaws may be adopted by the board of directors at any meeting of the board or by the shareholders at any meeting of the shareholders.